AMENDMENT TO TRANSFER AGENCY SERVICES AGREEMENT

     Amendment No. 3 (this "AMENDMENT NO. 3"), dated as of February 22, 2017, by and between Atlantic Shareholder Services, LLC, a Delaware limited liability company (the "ATLANTIC"), and The Advisors' Inner Circle Fund III, a statutory trust organized under the laws of the State of Delaware (the "TRUST").

                             W I T N E S S E T H :

     WHEREAS, effective as of August 18, 2015, Atlantic and the Trust entered into a Transfer Agency Services Agreement (the "ORIGINAL AGREEMENT");

     WHEREAS, the Original Agreement was amended pursuant to an Amendment, dated as of November 3, 2015 and Amendment No. 2, dated as of October 1, 2016 (the Original Agreement, as amended, the "AGREEMENT")

     WHEREAS, pursuant to Section 15(a) of the Agreement, each of Atlantic and the Trust desires that the Agreement be amended in accordance with the terms and conditions of this Amendment.

     NOW, THEREFORE, in consideration of the premises and mutual agreements herein set forth, and intending to be legally bound hereby, the parties hereto agree that the Agreement shall be and hereby is amended as follows:

     Section 1. DEFINED TERMS. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Agreement.


     Section 2. AMENDMENT OF APPENDIX A. Appendix A to the Agreement is amended and restated to read in its entirety as set forth in the Appendix A attached hereto.

     Section 3. AGREEMENT AS AMENDED. The term "Agreement" as used in the Agreement shall be deemed to refer to the Agreement as amended hereby and this Amendment No. 3 shall be effective as of the date first above written.

     Section 4. FULL FORCE AND EFFECT. If any term, provision, covenant or restriction of this Amendment No. 3 is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment No. 3, and the Agreement, shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     Section 5. GOVERNING LAW. This Amendment No. 3 shall be deemed to be a contract made under the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

     Section 6. EXECUTION IN COUNTERPARTS. This Amendment No. 3 may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     Section 7. RATIFICATION, ADOPTION AND APPROVAL. In all respects not inconsistent with the terms and provisions of this Amendment No. 3, the Agreement is hereby ratified, adopted, approved and confirmed.

                    [REMAINDER OF PAGE INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

                              ATLANTIC SHAREHOLDER SERVICES, LLC

                              By: /s/ Christopher Koons
                              ----------------------------
                              Name: Christopher Koons
                              Title: Senior Vice President

                              THE ADVISORS' INNER CIRCLE FUND III

                              By: /s/ Michael Beattie
                              ---------------------------
                              Name: Michael Beattie
                              Title: President

                         APPENDIX A: FUNDS OF THE TRUST

----------------------------------------------------------------------------------------------------------------
                                                                                       APPLICABLE
FUND NAME                         CLASS NAME              CUSIP          SYMBOL       FEE SCHEDULE
----------------------------------------------------------------------------------------------------------------
Amundi Smith Breeden              Institutional Class     0077IX591                    Schedule A
Total Return Bond Fund            Shares

                                  Retirement Class        00771x617
                                  Shares
----------------------------------------------------------------------------------------------------------------
PineBridge Dynamic                Institutional Class                                 Schedule A
Asset Allocation Fund             Shares                  0077IX575      PDAIX

                                  Investor Servicing
                                  Shares                  00771X567      PDAVX
----------------------------------------------------------------------------------------------------------------
Chiron Capital Allocation         Class I Shares          00771X583      CCAPX        Schedule A
Fund
----------------------------------------------------------------------------------------------------------------
Chilton Strategic                 Institutional Class     00771X435      CHEUX        Schedule B
European Equities Fund            Shares
----------------------------------------------------------------------------------------------------------------
BNP Paribas AM Absolute           Institutional Shares    00771X385      BNPFX        Schedule A
Return Fixed Income Fund
----------------------------------------------------------------------------------------------------------------
BNP Paribas AM Absolute           Investor Shares         00771X377      BNPGX        Schedule A
Return Fixed Income Fund
----------------------------------------------------------------------------------------------------------------
BNP Paribas AM Absolute           Retail Shares           00771X369      BNPIIX       Schedule A
Return Fixed Income Fund
----------------------------------------------------------------------------------------------------------------
BNP Paribas AM Global             Institutional Shares    00771X351      BNPIX       Schedule A
Inflation-Linked Bond
Fund
----------------------------------------------------------------------------------------------------------------
BNP Paribas AM Global             Investor Shares         00771X344      BNPJX       Schedule A
Inflation-Linked Bond
Fund
----------------------------------------------------------------------------------------------------------------
BNP Paribas AM Global             Retail Shares           00771X336      BNPKX       Schedule A
Inflation-Linked Bond
Fund
----------------------------------------------------------------------------------------------------------------
BNP Paribas AM                    Institutional Shares    00771X328      BNPLX       Schedule A
Emerging Markets Debt
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
FUND NAME
----------------------------------------------------------------------------------------------------------------
BNP Paribas AM                    Investor Shares         00771X310      BNPMX        Schedule A
Emerging Markets Debt
Fund
----------------------------------------------------------------------------------------------------------------
BNP Paribas AM                    Retail Shares          00771X294       BNPNX        Schedule A
Emerging Markets Debt
Fund
----------------------------------------------------------------------------------------------------------------
BNP Paribas AM                    Institutional Shares   00771X286       BNPDX        Schedule A
Emerging Markets Equity
Fund
----------------------------------------------------------------------------------------------------------------
BNP Paribas AM                    Investor Shares        00771X278       BNPPX        Schedule A
Emerging Markets Equity
Fund
----------------------------------------------------------------------------------------------------------------
BNP Paribas AM                    Retail Shares          00771X260       BNPQX        Schedule A
Emerging Markets Equity
Fund
----------------------------------------------------------------------------------------------------------------
BNP Paribas AM MBS                Institutional Shares   00771X252       BNPRX        Schedule A
Fund
----------------------------------------------------------------------------------------------------------------
BNP Paribas AM MBS                Investor Shares        00771 X245      BNPSX        Schedule A
Fund
----------------------------------------------------------------------------------------------------------------
BNP Paribas AM MBS                Retail Shares          00771X237       BNPTX        Schedule A
Fund
----------------------------------------------------------------------------------------------------------------
BNP Paribas AM U.S.               Institutional Shares   00771X229       BNPUX        Schedule A
Small Cap Equity Fund
----------------------------------------------------------------------------------------------------------------
BNP Paribas AM U.S.               Investor Shares        00771X211       BNPVX        Schedule A
Small Cap Equity Fund
----------------------------------------------------------------------------------------------------------------
BNP Paribas AM U.S.               Retail Shares          00771X195       BNPWX        Schedule A
Small Cap Equity Fund
----------------------------------------------------------------------------------------------------------------